As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-164009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
on
FORM S-1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ISC8 INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0280334
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

c/o Broadway Advisors
511 30th Street, Suite A
Newport Beach, California 92663
(949) 673-0855
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alfred Masse
Former Chief Restructuring Officer
c/o Broadway Advisors
511 30th Street, Suite A
Newport Beach, California 92663
(949) 673-0855
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

Jessica R. Sudweeks, Esq.
Disclosure Law Group
600 W. Broadway, Suite 700
San Diego, California 92101
(619) 795-1134

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

ISC8 Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 on Form S-1 to its Registration Statement on Form S-3 (File No. 333-164009), originally filed on December 24, 2009 (the “Registration Statement”), registering a total of 2,529,450 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon conversion of the Company's Series B Convertible Preferred Stock by the selling stockholders identified in the prospectus contained within the Registration Statement.

On September 24, 2014, the Company filed a voluntary petition in the United States Bankruptcy Court for the Central District of California (the “Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code. On September 14, 2015, the Court entered an order confirming the Company’s First Amended Plan of Liquidation, dated August 3, 2015 (the “Amended Plan of Liquidation”), pursuant to which all shares or other ownership interests in the Company, including the Company’s Common Stock, were immediately canceled and terminated, and the Company was deemed to be dissolved for all purposes without any further action or order of any kind. Accordingly, all offerings of the Company’s securities, including those pursuant to the Registration Statement, have also been terminated.

In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 13, 2015.

ISC8 INC.

By:	/s/ Alfred Masse
Name: Alfred Masse
Title: Former Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 13, 2015.

Signature	Title

/s/ Alfred Masse	Former Chief Restructuring Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Alfred Masse